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                                                                    Exhibit 10.7
                               BDG PISCATAWAY, LLC
                              6800 JERICHO TURNPIKE
                          SYOSSET, NEW YORK 11791-4498

                                                             As of March 1, 2000

Praecis Pharmaceuticals Incorporated
1 Hampshire Street
Cambridge, Massachusetts  02139-1572

Attention:        Kevin McLaughlin

                             Re: Lease dated as of August 19, 1998 (as amended, the "Lease") by and between BDG Piscataway, LLC ("Lessor") and Praecis Pharmaceuticals Incorporated ("Lessee") for certain space, as more particularly described in the Lease (the "Demised Premises"), in the building (the "Building") located at the property commonly known as 10 Knightsbridge Road, Piscataway, New Jersey (the "Office Building Area")

  Dear Mr. McLaughlin:

                   Lessor and Lessee have entered into the above-referenced Lease with respect to the Demised Premises. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Lease. Lessor and Lessee have agreed to enter into this side letter regarding certain provisions of the Lease. Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee, intending to be legally bound, agree that commencing on the date set forth above:

                        1. Lessor and Lessee hereby acknowledge and confirm the following: (a) the Demised Premises is serviced currently by two (2) HVAC systems; (b) one (1) such system was installed by Lessee and the other system was installed by Lessor's predecessor in interest, prior to the date that the Lease was executed; and
                             (c) all utilities servicing the Demised Premises are currently sub-metered or metered and invoiced in Landlord's name.

                        2. Lessee hereby agrees to pay when due, the cost of all utilities consumed by Lessee at the Demised Premises (as reasonably determined by Lessor's utility usage consultant), including, but not limited to, electrical power consumed by Lessee at the Demised Premises, including, but not limited to, electrical power used for the HVAC servicing the Demised Premises, as well as the overhead lighting and electrical outlets located within the Demised Premises. In connection with the foregoing, Lessee further



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                             agrees: (a) that paragraph 3 and SCHEDULE 1 of
                             that certain letter agreement, dated August 19, 1998, executed by the parties hereto are deleted in their entirety; (b) to pay to Lessor the reasonable cost incurred by Lessor to have the utility sub-meters for the Demised Premises read and analyzed by a utility usage consultant hired by Lessor; and (c) that all such amounts to be paid by Lessee pursuant to this paragraph shall be considered as Additional Rent.

                        3. The Monthly Basic Rent due under the Lease shall be reduced to: (a) $18,973.75 through the expiration of the 60th month following the Rent Commencement Date; and (b) $22,009.55 commencing on the fifth anniversary of the Rent Commencement Date through the expiration of the 120th month following the Rent Commencement Date. The amount of the Annual Basic Rent shall be adjusted accordingly.

                        4. In the event that (a) Lessor requests Lessee to establish an account in Lessee's name for any utility service which is supplied to the Demised Premises through a meter serving only the Demised Premises, or (b) for any sub-metered utility service supplied to the Demised Premises, Lessee and Lessor determine that it is reasonably feasible to have the Demised Premises separately metered for such utility service, Lessee shall (at Lessee's sole cost and expense) promptly cause the utility company providing such service to the Demised Premises to establish an account in Lessee's name and/or install a meter to measure the applicable utility consumption at the Demised Premises. Upon such installation and/or establishment of such account in Lessee's name, Lessor shall no longer be obligated under the Lease to furnish such utility service to the Demised Premises. All such amounts to be paid by Lessee pursuant to this paragraph shall be considered as Additional Rent.

                   Unless explicitly set forth above, all other terms and conditions of the Lease remain unchanged and in full force and effect. Kindly execute this letter below to acknowledge your acceptance of the above provisions. This letter may be executed in counterparts.

                       [signatures commence on next page]



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  AGREED TO AND ACCEPTED BY:

  Praecis Pharmaceuticals Incorporated

  By:     /s/ Kevin F. McLaughlin
          --------------------------------
          Name:
          Title:   Sr. V.P. and C.F.O..


  BDG Piscataway, LLC

  BY:  BDG Piscataway, Inc.

  By:     /s/ David Blumenfeld
          --------------------------------
          Name:    David Blumenfeld
          Title:   Vice President